FORM 10f-3

                              THE BLACKROCK FUNDS

                          Record of Securities Purchased
                     Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio: BlackRock Balanced
Capital Portfolio (FI) (Ins - Series) (BCS_F), BlackRock Total Return Portfolio II (BR-CORE), BlackRock Managed Income Portfolio (BR-MINC), BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF), BlackRock Total Return Portfolio (Ins - Series) (BVA-TR), BlackRock Balanced Capital VI Fund (FI) (BVI_F), Master Total Return Portfolio (MF-BOND), Master Core Bond Enhanced Index Series of the Quantitative Master Series Tr (MF-LBAG)

2.	Issuer:   Target Corporation 6.000% due 2018- Cusip 87612EAS5

3.	Date of Purchase: 01/14/2008

4.	Underwriter from whom purchased:  Lehman Brothers Inc.

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch, Pierce, Fenner & Smith
Incorporated

a.	List Members of Underwriting Syndicate:
      Banc of America Securities LLC, Citigroup Global
      Markets Inc., Lehman Brothers Inc., Goldman, Sachs &
      Co., J.P. Morgan Securities Inc., Merrill Lynch,
      Pierce, Fenner & Smith Incorporated, BNP Paribas
      Securities Corp., HSBC Securities (USA) Inc.,
      Mitsubishi UFJ Securities International plc, Mizuho
      Securities USA Inc., Piper Jaffray & Co., Wachovia
      Capital Markets LLC, Wells Fargo Securities, LLC

6.	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (BCS_F) $1,700,000 out of $1,250,000,000; (BR-CORE) $19,725,000 out of
$1,250,000,000; (BR-MINC) $4,850,000 out of
$1,250,000,000; (BVA-BF) $2,175,000 out of
$1,250,000,000; (BVA-TR) $650,000 out of
$1,250,000,000; (BVI_F) $150,000 out of
$1,250,000,000; (MF-BOND) $24,975,000 out of
$1,250,000,000; (MF-LBAG) $2,450,000 out of
$1,250,000,000.

7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered)): $145,000,000 out of
$1,250,000,000.
8.	Purchase price (net of fees and expenses):  $99.194

9.	Date offering commenced (if different from Date of
Purchase):

10.	Offering price at end of first day on which any sales
were made: $99.194

11.	Have the following conditions been satisfied:	Yes  or  No

a.	The securities are part of an issue registered
      under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible
      Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering or part of an issue of government securities. YES

b.	The securities were purchased prior to the
	end of the first day on which any sales
	were made, at a price that was not more
	than the price paid by each other
	purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the Issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. YES

c.	The underwriting was a firm commitment underwriting. YES

d.	The commission, spread or profit was
	reasonable and fair in relation to that
	being received by others for underwriting similar securities during the same period. YES

e.	In respect of any securities other than
	Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
	(including the operations of predecessors). YES


f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect benefit as a result of BlackRock's participation in the offering? YES



Received from: _ Justin Lott    Date:       _2/05/08_